Exhibit 15.1(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687, 333-129808, 333-138765, 333-147402 and 333-155448) of Sony Corporation of our report dated May 29, 2009, except for Note 27, as to which the date is June 16, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.
/s/ PricewaterhouseCoopers Aarata
Tokyo, Japan
June 19, 2009